Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 31, 2006 relating to the financial statements and financial statement schedule, which appear in Alamosa (Delaware), Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the references to us under the heading “Experts” in such Registration Statement.
/s/ Pricewaterhouse Coopers LLP
PricewaterhouseCoopers LLP
Dallas, Texas
August 8, 2006